UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2009

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 15, 2005, we, through our wholly-owned subsidiary NNN Executive Center 2003, LLC, entered into a nonrecourse promissory note with our lender in the principal amount of $5,000,000, as amended, or the Promissory Note, in connection with our refinance of our property Executive Center I located in Dallas, Texas, or the Executive Center I property. We, through our wholly-owned subsidiary NNN Executive Center 2003, LLC, own a 100% ownership interest in the Executive I property. On September 23, 2008, we exercised a third extension option to the Promissory Note, which extended the maturity date to October 1, 2009.

Pursuant to the terms of the Promissory Note we were to pay the lender the outstanding principal amount of $4,500,000 and the monthly interest payment due under the Promissory Note on October 1, 2009, or to make such payments within ten (10) days of the date such payment is due. We were unable to pay the outstanding principal amount and interest payment due under the Promissory Note on October 1, 2009 and were unable pay our lender within the ten (10) day cure period, which ended October 10, 2009. Therefore, an event of default has occurred under the Promissory Note.

However, we are currently in discussions with the lender to negotiate a forbearance agreement in connection with the Promissory Note. While we have not reached a final agreement with our lender, we anticipate that the preliminary terms of the forbearance agreement would include: (i) our continued efforts to market the property for sale until December 31, 2009; (ii) if we are unable to sell the property before December 31, 2009, we will agree to provide our lender a deed-in-lieu of sale of the property; and (iii) a deferral of all monthly interest payments due under the Promissory Note until the property is sold or until a deed-in-lieu transaction takes place. There can be no assurance that we will enter a forbearance agreement with our lender on similar terms to those as outlined above or at all, or if we do enter into a forbearance agreement that we will be able to comply with the terms of such an agreement.

If we are unable to enter into a forbearance agreement with our lender, under the terms of the Promissory Note this event of default could result in: (i) an immediate increase in our financial obligation to the lender in connection with an applicable 3.0% interest rate increase to 15.0% (the default interest rate) and the addition of a late charge equal to the lesser of 3.0% of the amount of any payment not timely paid, or the maximum amount which may be charged under applicable law; (ii) the lender foreclosing on the property; (iii) a hindrance to our ability to negotiate future loan transactions on favorable terms; or (iv) a reduction to our unit holders’ potential return on investment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

October 14, 2009	By:	/s/ Kent W. Peters

Name: Kent W. Peters
Title: Chief Executive Officer